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                                                                      Exhibit 21

                            SUBSIDIARIES OF ALLEGHANY

Alleghany Consulting, Inc. (Delaware)
Alleghany Properties, Inc. (Delaware)
   Sacramento Properties Holdings, Inc. (California)
Alleghany Funding Corporation (Delaware)
Alleghany Capital Corporation (Delaware)
Mineral Holdings Inc. (Delaware -- 93.44%)
   World Minerals Inc. (Delaware)
      Advanced Minerals Corporation (Delaware)
      World Minerals Italiana S.r.L. (Italy)
      World Minerals Espanola, S.A. (Spain)
      World Minerals (U.K.) Limited (United Kingdom)
      WM Canada Inc. (Canada)
      World Minerals do Brasil Ltda. (Brazil)
      World Minerals Europe, S.A. (France)
      World Minerals Island, h.f. (Iceland)
      Celite Corporation (Delaware)
         Celite Europe Corporation (Delaware)
            Celite France, S.A. (France)
         Celite B.V. (Amsterdam, the Netherlands)
            Celite Hispanica, S.A. (Spain)
         Kisilidjan, h.f. (Iceland -- 48.56%)
         Celite Mexico S.A. de C.V. (Mexico)
            Almeria, S.A. de C.V. (Mexico)
            Diatomita San Nicolas, S.A. de C.V. (Mexico)
         Celite Pacific Limited (Hong Kong)
         Celite China Inc. (Delaware)
            Linjiang Celite Diatomite Company Ltd. (China -- 76.76%)
         Celite Jilin, Inc. (Delaware)
            Changbai Celite Diatomite Company Ltd. (China -- 71.76%)
         Celite Minerals China Corporation (Delaware)
            Linjiang Lin-Lin Celite Diatomite Company Limited (China -- 73.48%) Celite Chile S.A. (Chile)
            Sociedad Minera Celite del Peru, S.A. (Peru)
         Peruco, Inc. (Delaware)
         Celite Korea Ltd. (South Korea)
      Harborlite Corporation (Delaware)
         Perlite, Inc. (Delaware)
         Harborlite (U.K.) Limited (United Kingdom)
         Harborlite France (France)
         Harborlite Aegean Endustri Mineralleri-Sanayi, a.s. (Turkey) Substancias y Mineralas Navajas S.A. de C.V. (Mexico)
         Europerlite B.V. (Amsterdam, the Netherlands)
            Europerlita Espanola, S.A. (Spain)
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            Europerlite Italiana, S.p.A. (Italy)
Bibb Steel and Supply Company (Delaware)
MSL Property Holdings, Inc. (Delaware)
MSL Capital Recovery Corp. (Delaware)
   J & E Corporation (Tennessee)
Alleghany Insurance Holdings LLC (Delaware)
   Alleghany Holdings (Bermuda) Ltd (Bermuda)
   Alleghany Underwriting Holdings Ltd (United Kingdom)
      Alleghany Underwriting Ltd (United Kingdom)
      Alleghany Underwriting Services Ltd (United Kingdom)
      Alleghany Underwriting Risk Services Ltd (United Kingdom)
      Yachtsure Ltd (United Kingdom)
      Alleghany Underwriting Capital Ltd (United Kingdom)
         Talbot Underwriting Limited (United Kingdom)
         Alleghany Underwriting Capital (Bermuda) Ltd (Bermuda)
Heads & Threads International LLC (Delaware)
   Heads and Threads (PA) LLC (Delaware)


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